                                                                    EXHIBIT 10.6



                       FIRST INTERNATIONAL BANCORP, INC.

                                  401(K) PLAN

                           SUMMARY PLAN DESCRIPTION



                          SUMMARY PLAN DESCRIPTION
                              TABLE OF CONTENTS


                                                                      Page

Section I            INTRODUCTION                                       1

Section II           PLAN DATA                                          1

                     Agent For Service of Legal Process                 1
                     Effective Date                                     1
                     Employer                                           1
                     Plan Administrator                                 1
                     Plan Year                                          1
                     Trustee                                            2
                     Type Of Administration                             2

Section III          DEFINITIONS                                        2

                     Break in Service                                   2
                     Compensation                                       2
                     Disability                                         3
                     Early Retirement                                   3
                     Effective Date                                     3
                     Elective Deferral                                  3
                     Entry Date                                         3
                     Family Member                                      3
                     Highly Compensated Employee                        3
                     Hour of Service                                    4
                     Maternity/Paternity Leave                          4
                     Normal Retirement Age                              4
                     Spouse                                             4
                     Year of Service                                    5

Section IV           ELIGIBILITY REQUIREMENTS AND
                     PARTICIPATION                                      5

Section V            EMPLOYEE CONTRIBUTIONS                             5

                     Elective Deferrals                                 5
                     Voluntary Contributions                            6
                     Rollover And Transfer Contributions                6



Section VI           EMPLOYER CONTRIBUTIONS                             6

                     Contribution Formula                               6
                     Eligibility for Allocation                         7

Section VII          GOVERNMENT REGULATIONS                             7

Section VIII         PARTICIPANT ACCOUNTS                               8

Section IX           VESTING                                            8

                     Determining Vested Benefit                         8
                     Payment of Vested Benefit                          9
                     Loss of Benefits                                   9
                     Forfeitures                                       10
                     Reemployment                                      10

Section X            TOP-HEAVY RULES                                   11

Section XI           RETIREMENT BENEFITS AND
                     DISTRIBUTIONS                                     12

                     Retirement Benefits                               12
                     Distributions During Employment                   12
                     Beneficiary                                       13
                     Death Benefits                                    13
                     Form Of Payment                                   13
                     Rollover Of Payment                               14
                     Time Of Payment                                   14

Section XII          INVESTMENTS                                       15

                     Employee Investment Direction                     15

                     Insurance Policies                                15
                     Participant Loans                                 15

Section XIII         ADMINISTRATION                                    15

                     Plan Administrator                                16
                     Trustee                                           16

Section XIV          AMENDMENT AND TERMINATION                         17

Section XV           LEGAL PROVISIONS                                  17

                     Rights Of Participants                            17
                     Fiduciary Responsibility                          18
                     Employment Rights                                 18
                     Benefit Insurance                                 18
                     Claims Procedure                                  18
                     Assignment                                        19
                     Questions                                         19
                     Conflicts With Plan                               19

     I. INTRODUCTION

        First International Bancorp, Inc. and First National Bank of New England (the "Company") have established a 401(k) plan to help supplement your retirement income. Under the program, the Company may make contributions to a Trust Fund which will pay you a benefit at termination of employment or retirement. Details about how the Plan works are contained in this summary. While the summary describes the principal provisions of the Plan, it does not include every limitation or detail. Every attempt has been made to provide concise and accurate information. If, however, there is a discrepancy between this booklet and the official Plan document, the Plan document shall govern. You may obtain a copy of the Plan document from Leslie Galbraith.

     II.  PLAN DATA

     A.   Agent For Service Of Legal Process.

          The Plan Administrator is the agent for service of legal process.

     B.   EFFECTIVE DATE.

          The Effective Date of the Plan is October 1, 1990.

     C.   EMPLOYERS:  First International Bancorp, Inc. and
                      First National Bank of New England

                     Address: One Commercial Plaza
                              Hartford, CT 06103

     D.   PLAN ADMINISTRATOR.

          First International Bancorp, Inc. is the Plan Administrator.

          Tax I.D. No.:  06-1151731

     E.   PLAN YEAR.

          The 12 month period beginning on January 1 and ending on December 31.

     F.     TRUSTEE:

            Advest Bank
            Address:   280 Trumbull Street
                       Hartford, CT 06103

     G.     TYPE OF ADMINISTRATION.

            Trust Fund.

     III. DEFINITIONS

     A.     BREAK IN SERVICE

            A Plan Year during which you are not credited with or are not paid for more than 500 Hours of Service. If you go into the military service of the United States, you are not considered terminated as long as you return to work within the time required by law. If you separate from employment and incur a Break in Service, all contributions to your various accounts are suspended. [See special rules relating to maternity and paternity below.] If a Break in Service occurs and you return to full time employment with the Company your rights are explained in the Section entitled "VESTING".

     B.     COMPENSATION.

            Your total salary, pay, or earned income from the Employer, as reflected on Tax Form W-2, which is subject to withholding when earned (Code section 3401(a) Compensation), but bonuses, taxable fringe benefits and taxable moving expense reimbursements are excluded.

            Only amounts earned while you were eligible to participate will be considered. Compensation, as defined above, will include amounts received by you during the Plan Year. Compensation includes any amounts which you defer pursuant to a 401(k) salary deferral agreement, as well as any elective deferrals made to a cafeteria or flexible benefits plan of the Company.

            The maximum amount of Compensation that will be considered under this Plan for the 1996 Plan Year is $150,000.

     C.   DISABILITY.

          A potentially permanent illness or injury, as certified to by a physician who is approved by the Company which prevents you for a period of at least 12 months from engaging in work for which you are qualified.

     D.   EARLY RETIREMENT.

          A Participant may not retire early under this Plan.

     E.   EFFECTIVE DATE.

          The date on which the Plan starts or an amendment is effective.

     F.   ELECTIVE DEFERRAL.

          Employer contributions made to the Plan at your election, instead of being given to you as cash as part of your salary. You can elect to defer a portion of your salary, instead of receiving it in cash, and the Company will contribute it to the Plan on your behalf.

     G.   ENTRY DATE.

          You will begin participation in the Plan on the Entry Date. The Entry Dates for this Plan are the first day of the month coinciding with or following the date on which you satisfy the eligibility requirements.

     H.   FAMILY MEMBER.

          The Spouse or lineal ascendant or descendant (or Spouse thereof) of either a more than 5% owner of the Company or one of the ten highest compensated Highly Compensated Employees of the Company.

     I.   HIGHLY COMPENSATED EMPLOYEE.

          Any Employee who during the current or prior Plan Year (1) was a more than 5% owner, (2) received more than $75,000 in Compensation, as adjusted for inflation, (3) received more than $50,000 in Compensation, as adjusted for inflation, and was in the top 20% of Employees when ranked by Compensation, or (4) was an officer receiving more than $45,000 in Compensation, as adjusted for inflation. Family members of any 5% owner, or Highly Compensated Employee in the group of the ten Employees with the greatest Compensation, will be combined as if they were one person for purposes of Compensation and contributions. If you are not currently or never were Highly Compensated, or a Family Member of a Highly Compensated Employee, you are a Nonhighly Compensated Employee.

     J.   HOUR OF SERVICE

          You will receive credit for each hour you are (1) paid for being on your job, (2) paid even if you are not at work (vacation, sickness, leave of absence, or Disability), or (3) paid for back pay if hours were not already counted. A maximum of 501 hours will be credited in any year for periods during which you are not at work but are paid. Hours of Service will be calculated based on actual hours.

     K.   MATERNITY/PATERNITY LEAVE

          You may be eligible for additional Hours of Service if you leave employment, even if temporarily, due to childbirth or adoption. If this is the case, you will be credited with enough Hours (up to 501) of Service to prevent a Break in Service, either in the year you leave employment or the following year. For example, if you have 750 Hours of Service in the year that your child is born, you would not get any more hours credited for that Plan Year since you do not have a Break in Service. Therefore, if you do not return to employment in the following year, you will get 501 Hours of Service so you will not have a Break in Service in that year.

     L.   NORMAL RETIREMENT AGE.

          The attainment of age 65.

     M.   SPOUSE.

          The person to whom you are or were legally married, or your common law Spouse if common law marriage is recognized by the state in which you live. A former Spouse may be treated as a "Spouse" under this definition only if recognized as such under a Qualified Domestic Relations Order as explained at Section XV(F) of this Summary Plan Description.

     N.   YEAR OF SERVICE.

          ELIGIBILITY

          For purposes of determining your eligibility to participate in the Plan, a Year of Service is a 12-consecutive month period beginning on your date of hire during which you are credited with at least 1,000 Hours of Service.

          VESTING

          For purposes of determining whether or not you are vested in your account balance, a Year of Service is any calendar year during which you are credited with 1,000 Hours of Service.

 IV. ELIGIBILITY REQUIREMENTS AND PARTICIPATION

     The Service requirement for Elective Deferrals and Employer contributions is 1 Year of Service. Only nonunion employees are eligible to participate in the Plan.

     Your participation in the Plan will begin on the first day of the month and complete 1 Year of Service.


V.   EMPLOYEE CONTRIBUTIONS

     A.   ELECTIVE DEFERRALS

          As an eligible Employee, you may authorize the Company to withhold from 1% to 15% of your Compensation, not to exceed $9,500 in the 1996 calendar year (this amount is adjusted each year for inflation), and to deposit such amount in the Plan fund. If you participated in a similar plan of an unrelated employer and your Elective Deferrals under this Plan and the other plan exceed the $9,500 limit (or other limit as adjusted by inflation) for a given year, you must designate one of the Plans as receiving an excess amount. If you choose this Plan as the one receiving the excess, you must notify the Plan Administrator by March 1 of the following year so that the excess and any income thereon may be returned to you by April 15. You may increase, decrease, or terminate your Elective Deferral percentage on the first day of any month. You may stop your

     Elective Deferrals at any time. If you stop your savings, you will have to wait until the next first day of the month to resume your savings. The Company may also reduce or terminate your withholding if required to maintain the Plan's qualified status.

   B.     VOLUNTARY CONTRIBUTIONS

          You may not make personal after-tax contributions to the Plan.

   C.     ROLLOVER AND TRANSFER CONTRIBUTIONS

          Rollover Contributions are permitted. You need not have met the Plan's eligibility requirements in order to make a Rollover Contribution.

          Transfer Contributions are permitted. You need not have met the Plan's eligibility requirements in order to make a Transfer Contribution. The Company can refuse to allow Transfer Contributions to this Plan if the transfer will affect the plan's ability to offer lump sum distributions as the normal form of distribution.

          A rollover or transfer of your retirement benefits may occur from another qualified retirement plan or special individual retirement arrangement (known as a "conduit" IRA) to this Plan. If you have already received a lump sum payment from another qualified retirement plan, or if you received payment from another qualified plan and placed it in a separate "conduit" IRA, you may be eligible to redeposit that payment (plus earnings in the IRA) to this Plan. If you believe you qualify for a transfer or rollover, see the Plan Administrator for more details. The last day you may make a rollover contribution to this Plan is the sixtieth day after you receive the distribution from the other plan (or IRA). A transfer occurs when the trustee of the old plan transfers your assets to this Plan, without allowing the exercise of Spousal consent rights, if applicable. Also, see Section XI(F) on direct rollovers.

VI.       EMPLOYER CONTRIBUTIONS

     A.      CONTRIBUTION FORMULA.

             1.   Elective Deferrals:

                  The Company will contribute all Compensation which you elected to defer to the Plan, within the limits outlined in Section V(A).


             2.   Matching Contributions:

                  The Company will match 75% of the first 6% of your
             contribution to the Plan.

             3.   Discretionary Profit Sharing Contributions:

                  The Company may contribute an amount determined in its sole judgement. Such contribution shall be allocated to Participants in proportion to each Participant's Compensation, after taking into account the Employer's Social Security.

             4.   Qualified Non-Elective Contributions:

                  The Company may in its sole judgement contribute an additional amount. This additional contribution, if any, will be allocated to only Non-highly Compensated Participants, in proportion to each eligible Employee's Compensation as a ratio of all eligible Employees' Compensation. These contributions will be nonforfeitable and subject to withdrawal restrictions.

     B.      ELIGIBILITY FOR ALLOCATION.

             Matching contributions, if any, will be made to all Participants who actually defer Compensation under the Plan.

             The Employer's profit sharing contribution, if any, will be allocated among all Participants who have completed at least 1,000 Hours of Service during the Plan Year and are employed at the end of the Plan Year.

           The Company shall also allocate a contribution for each Participant who separated from employment during the Plan Year, if the Participant terminated as a result of retirement, Disability or death.

VII.    GOVERNMENT REGULATIONS

        The federal government sets certain limitations on the level of contributions which may be made to a Plan such as this. There is also a "percentage" limitation which means that the percentage of Compensation which you may contribute depends on the average percentage of Compensation that the other Participants are contributing. Simply stated, all Participants are divided into two categories: Highly Compensated and Non-highly Compensated. The average contributions that the Highly Compensated group may make is based on the average contribution that the Non-highly Compensated make. If a Highly Compensated Participant is contributing more than he or she is allowed, the excess plus or minus any gain or loss will be returned. Keep in mind that if you are a 5% owner of the Company or one of the ten highest paid Highly Compensated Employees, your Family Member's contribution percentage and Compensation will be combined with yours for purposes of determining your contributions under the Plan.

VIII.   PARTICIPANT ACCOUNTS

        The Employer will set up a record keeping account in your name to show the value of your retirement benefit. The Employer will make the following additions to your account:

     A. your Elective Deferrals, Matching, Profit Sharing or Qualified Nonelective Contribution, if any,

     B. the amount of your Transfer and Rollover Contributions, if any, and

     C. your share of investment earnings and appreciation, if any, in the value of investments.

         The Company will make the following subtractions from your account:

     D.       any withdrawals or distributions made to you,

     E. your share of investment losses and depreciation in the value of the investments, and

     F. your share of administrative fees and expenses paid out of the Plan, if applicable.

         The Company will value all of your accounts quarterly.

     IX. VESTING

     A.    DETERMINING VESTED BENEFITS.

           Vesting refers to your earning or acquiring a nonforfeitable right to the full amount of your account. Any Qualified Non-Elective Contribution, Elective Deferral, Rollover Contribution or Transfer Contribution, plus or minus any earnings or losses, is always 100% vested and cannot be forfeited for any reason. Any account balances transferred from the Financial Institutions Thrift Plan, plus or minus any earnings or losses, are also 100% vested and cannot be forfeited for any reason.

           All Matching and Profit Sharing Contributions will vest under the following schedule:

           Years of Service      Vested Percent
           1 Year of Service           20%
           2 Years of Service          40%
           3 Years of Service          60%
           4 Years of Service          80%
           5 Years of Service         100%

           You are considered to complete one Year of Service for purposes of vesting upon the completion of 1,000 Hours of Service at any time during the Plan Year. Service prior to the Effective Date of the Plan is counted for purposes of vesting. Service with First Regional Bancorp, Inc., First National Bank of Connecticut or First Regional Investcorp, Inc. is also counted for purposes of vesting. You automatically become fully vested, regardless of the vesting table, upon the attainment of Normal Retirement Age, upon retirement due to Disability, upon death, and upon termination of the Plan.

     B.    PAYMENT OF VESTED BENEFIT.

           If you separate from Service before your retirement, death, or Disability, you may request early payment of your vested benefit by submitting a written request to the Plan Administrator. If your Vested Account Balance at the time of termination or at the time of any prior distributions exceeds or exceeded $3,500, you may defer the payment of your benefit until April 1 of the calendar year following the calendar year during which you attain age 70-1/2.

           The portion of your account balance in which you are not entitled is called a "forfeiture" and remains in the Plan. Forfeitures of Employer Matching Contributions are used to reduce the Employer's Matching Contributions for the year or to pay Plan administrative expenses. Forfeitures of Employer discretionary profit sharing and Top Heavy Contributions shall be given to all Plan Participants.

     C.    LOSS OF BENEFITS.

           There are only two events which can cause loss of all or a portion of your account. One is termination of employment before you are 100% vested according to the vesting table described at IX(A) and the other is a decrease in the value of your account from investment losses or administrative expenses and other costs of maintaining the Plan.

     D.    FORFEITURES

           The Company will forfeit the nonvested portion of your account as of the Plan Year end immediately following the date of payment of your Vested Account Balance. If you have not received a distribution of your vested balance, your nonvested portion will be forfeited at the end of the Plan Year during which you incur your fifth consecutive one-year Break in Service.

     E.    REEMPLOYMENT.

           If you were a Participant in the Plan and you terminated Service with the Company and then are later reemployed, you will become a Participant as of the next Entry Date after returning to employment. All Years of Service will be counted when calculating your vested percentage in your new account balance. The following rules apply in connection with reemployed Participants:

     1.    TERMINATED PARTIALLY VESTED PARTICIPANTS.

           If you had a vested interest, received a distribution of that interest and your nonvested interest was forfeited away, you have the right to repay the amount you received. If you choose to repay, the nonvested portion of your Employer account will be reinstated. Such repayment must be made within five years after your date of reemployment, or if earlier, prior to your incurring five consecutive one-year Breaks in Service. If you do not repay the amount you received, the nonvested portion of your Employer accounts will be permanently forfeited. Whether you repay or not, your prior Service will count toward vesting Service for future Employer contributions.

           For example, assume that you terminate your job with your current Employer. At the time of termination you had accrued a total benefit of $10,000 under the retirement Plan. Although this amount had been allocated to your account, you were only 40% vested in that amount when you left. You decided to take a distribution of your Vested Account Balance (40% of $10,000, or $4,000) when you quit. The nonvested balance of your account ($6,000) was forfeited. Three years later you became reemployed by the same Employer. Since you were reemployed within five years, you have the right to repay the $4,000 distribution you received when you quit. You would have to repay the $4,000 within five years of being rehired. If you do so, the nonvested portion of your account ($6,000) will be restored to your account. After restoration, you will be vested in 40% of this account, but your vested percentage will increase based on your Years of Service after your reemployment. Your prior Service will always count towards vesting of Employer contributions which you receive after reemployment, whether or not you decide to repay and restore your prior account.

     2.    TERMINATED NON-VESTED PARTICIPANTS.

           If you were not vested in any portion of your Employer contribution sub-account prior to your separation from Service and if you have a Break in Service, but then are reemployed before incurring five consecutive one-year Breaks in Service, you will be credited for vesting with all pre-break and post-break Service. Your prior account balance will automatically be restored and you will continue to vest in that account. If you are reemployed after incurring five consecutive one-year Breaks in Service, you will lose your account balance, but your prior Service will still count towards vesting in your new account balance.

X.            TOP-HEAVY RULES

              A "top-heavy" plan is one in which more than 60% of the contributions or benefits are attributable to certain "key employees", such as owners, officers and stockholders. The Plan Administrator is responsible for determining each year if the Plan is top-heavy. If the Plan becomes top-heavy, special rules apply to the allocation of the Employer's contribution. These special rules require that only eligible Participants who are not key employees of the Company will generally receive an allocation of the Company contribution equal to the lesser of 3% of Compensation or a uniform percentage of Compensation for all Participants. For example, the minimum allocation requirement would be satisfied if all Participants received an allocation equal to 2% of their Compensation. All Participants are entitled to receive a minimum allocation upon completing at least one Hour of Service in the top-heavy Plan Year provided they are employed on the last day of the Plan Year.

XI.           RETIREMENT BENEFITS AND DISTRIBUTIONS

          A.      RETIREMENT BENEFITS.

              The full value of your account balance is generally payable at Normal Retirement Age. If you work beyond your Normal Retirement Age, and have not separated from Service, you can request commencement of benefit payments. In either event, you will continue to fully participate in the Plan. The latest commencement date for payment of your benefits is generally April 1 of the year following your attainment of age 70-1/2, even if you are still employed.

          B.       DISTRIBUTIONS DURING EMPLOYMENT.

                   Benefits are not normally payable prior to your separation from employment. There are several possible exceptions to this rule. You can always withdraw all or any part of your Rollover Contributions. Transfer Contributions may be withdrawn only if they originate from plans meeting certain safe-harbor provisions.

               Hardship withdrawals are allowed. If permitted, you may file a written request for a Hardship withdrawal of Elective Deferrals (excluding earnings thereon). Spousal consent is not required for a Hardship Withdrawal. Prior to receiving a Hardship distribution, you must take any other nontaxable distribution and borrow the maximum nontaxable loan amount allowed under this Plan. Note that if the effect of the loan would be to increase the amount of your financing, you do not have to take the loan. For example, if you need funds to purchase a principal residence and a Plan loan would disqualify you from obtaining other necessary financing, you do not have to take the loan. Hardship withdrawals may be authorized by the Company for the following reasons:

          1. to assist you in purchasing a personal residence which is your primary place of residence (not including mortgage payments),

          2. to assist you in paying tuition and related educational expenses, including room and board, for you, your Spouse, or your dependents for the next twelve months of post-secondary education,

          3. to assist you in paying expenses incurred or necessary on behalf of you, your Spouse, or your dependents for hospitalization, doctor or surgery expenses which are not covered by insurance, or

          4. to prevent your eviction from or foreclosure on your principal residence.

               Any Hardship withdrawal is limited to the amount needed to meet the financial need, plus the amount necessary to pay any Federal income or other taxes imposed as a result of the hardship withdrawal. Hardship withdrawals must be approved by the Company and will be administered in a nondiscriminatory manner. Such withdrawals will not affect your eligibility to continue to participate in Employer contributions to the Plan, but there will be a one-year mandatory suspension of your right to make Elective Deferrals under the Plan. Any withdrawals you receive under these rules may not be recontributed to the Plan and may be subject to taxation, as well as an additional 10% penalty tax if the withdrawal is received before you reach age 59-1/2. These withdrawals may also be subject to a mandatory 20% withholding for income tax purpose, depending on the law then in effect.

     C.       BENEFICIARY.

              Every Participant or former Participant may designate a person or persons who are to receive benefits under the Plan in the event of his or her death. The designation must be made on a form provided by and returned to the Plan Administrator. You may change your designation at any time. If you are married, your beneficiary will automatically be your Spouse. If you and your Spouse wish to waive this automatic designation, you must complete a beneficiary designation. The form must be signed by you and, if applicable, your Spouse's signature must be witnessed by a Notary Public.

     D.       DEATH BENEFITS.

              In the event of your death, the full value of your account is payable to your beneficiary in a lump sum.

     E.       FORM OF PAYMENT.

              When benefits become due, you or your representative should apply to the Company requesting payment of your account. The form of payment is lump sum or installments.


     F.       ROLLOVER OF PAYMENT.

              If your benefits qualify as eligible rollovers, you have the option of having them paid directly to you when they become due or having them directly rolled over to another qualified plan or an IRA. If you do not choose to have the benefits directly rolled over, the Plan is required to automatically withhold 20% of your payment for tax purposes. If you do choose to have the payment made to you, you still have the option of rolling over the payment yourself to a qualified plan or an IRA within 60 days (first check with a tax advisor to make sure it is an eligible rollover). However, 20% of your payment will still be withheld. The following example illustrates how this works:

              For example, if you have $10,000 in your Vested Balance and choose to have the payment of your benefits made directly to an IRA or another qualified plan, the entire $10,000 will be transferred to the trustee of the other plan or the IRA, and you will treat the entire amount as a rollover on your tax return so that you will not pay taxes on the entire amount. If you choose NOT to have the account transferred directly to an IRA or qualified plan, 20% or $2,000 will automatically be withheld from your payment. Thus, you will receive only $8,000 as a distribution of your benefits. In order to roll the entire amount over into your IRA, you would have to come up with $2,000 out of your own pocket to make up the difference. If this is done, the $2,000 which was withheld may be returned when you file your taxes at the end of the year. If you are unable to produce the extra cash, the rollover amount will only be $8,000, and the other $2,000 which was withheld will be treated as taxable income to you. If you are under age 59-1/2 when you receive your benefit payment, the withheld amount will also be subject to the 10% early distribution penalty.

              Minimum required distributions at age 70-1/2 are not eligible for rollover and therefore will also not be subject to the 20% mandatory withholding. There are also several operational exceptions and a "de minimis" exception for payments of less than $200.

          G.  TIME OF PAYMENT.

          1. If you retire, become disabled, or die, payments will start as soon as administratively feasible following the close of the valuation period during which a distribution is requested or is otherwise payable.

          2. If you terminate for a reason other than death, Disability, or retirement, payments will start as soon as administratively feasible following the close of the valuation period during which a distribution is requested or is otherwise payable.

XII.      INVESTMENTS

      A.      EMPLOYEE INVESTMENT DIRECTION

              You may direct the investment of Elective Deferral, Matching, Profit Sharing, Qualified Non-Elective, Rollover and Transfer contributions to the Plan among the mutual funds listed in the enrollment package.

             The procedures for making an election are shown in a separate election form which can be obtained from the Plan Administrator.

             Note that this Plan intends to satisfy ERISA Section 404(c). In doing so plan fiduciaries are required to provide sufficient information to you so that you may make informed decisions with respect to investments. Plan fiduciaries may then be relieved from liability for investments that you make. For further information regarding a description of your available investment selections and the procedures for investing among them, please contact Leslie Galbraith.

     B.      INSURANCE POLICIES.

             Insurance policies are not permitted as an investment of the Plan.

         C.  PARTICIPANT LOANS.

             Participant loans are permitted under this Plan. Repayments of principal and interest shall be repaid to your individual account. The interest rate for the loan shall be the prime rate listed in the Wall Street Journal plus 1%. A Participant can borrow the lesser of 50% of their vested account balance or $50,000. The minimum loan is $1,000. A loan can be taken for any reason. Loans can be for no longer than a 5-year term, except for the purchase of a principal residence. Loans must be repaid through payroll deductions. In order to get a loan from the Plan, you must make application to the Plan Administrator.

XIII.    ADMINISTRATION

         The Plan will be administered by the following parties:

     A.      PLAN ADMINISTRATOR

             The Company is the party who has established the Plan and who has overall control and authority over administration of the Plan. The Company's duties as Plan Administrator include:

          1. appointing the Plan's professional advisors needed to administer the Plan including, but not limited to, an accountant, attorney, actuary, or administrator,

          2.       directing the Trustee with respect to payments from the Fund,

          3. communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures and domestic relations orders,

          4. filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency,

          5. reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer,

          6. establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

          7. construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation and application thereof is final.

     B.        Trustee.

               The Trustee shall be responsible for the administration of investments held in the Fund. These duties shall include:

          1.       receiving contributions under the terms of the Plan,

          2. investing Plan assets, unless investment responsibility is delegated to another party,

          3. making distributions from the Fund in accordance with written instructions received from the Plan Administrator,

          4. keeping accounts and records of the financial transactions of the Fund, and

          5. rendering an annual report of the Fund showing the financial transactions for the Plan Year.

XIV.      AMENDMENT AND TERMINATION

          The Company may amend the Plan at any time, provided that no amendment will divert any part of the plan's assets to any purpose other than for the exclusive benefit of you and the other Participants in the Plan or eliminate an optional form of benefit. The Company may also terminate the Plan. In the event of an actual Plan termination, or partial Plan termination which affects you, all amounts credited to your account will be fully vested and will be paid to you as directed by the Company. Depending on the facts and circumstances, a partial termination may be found to occur where a significant number of Employees are terminated by the Company or excluded from Plan participation. In case of a partial termination, only those affected will become 100% vested.

XV.       LEGAL PROVISIONS

     A.      RIGHTS OF PARTICIPANTS

             As a Plan Participant, you have certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). The law says that you are entitled to:

          1. Examine, without charge, all documents relating to the operation of the Plan and any documents filed with the U.S Department of Labor. These documents are available for review in the Company's offices during regular business hours.

          2. Obtain copies of all Plan documents and other Plan information upon written request to the Company. The Company may impose a reasonable charge for producing the copies.

          3. Receive from the Company at least once each year a summary of the Plan's annual financial report.

          4. Obtain, at least once a year, a statement of the total benefits accrued for you, and your nonforfeitable (vested) benefits, if any. The Plan provides that you will receive this statement automatically. If you are not vested, you may request a statement showing the date when your account will begin to become nonforfeitable.

          5. File suit in a federal court, if any materials requested are not received within 30 days of your request, unless the materials were not sent because of matters beyond the control of the Company. If you are improperly denied access to information you are entitled to receive, the Company may be required to pay up to $100 for each day's delay until the information is provided to you.

     B.        FIDUCIARY RESPONSIBILITY.

               ERISA also imposes obligations upon the persons who are responsible for the operation of the Plan. These persons are referred to as "fiduciaries." Fiduciaries must act solely in your interest as a Plan Participant and they must exercise prudence in the performance of their duties. Fiduciaries who violate ERISA may be removed and required to reimburse any losses they have caused you or other Participants in the Plan.

     C.        EMPLOYMENT RIGHTS.

               Participation in the Plan is not a guarantee of employment. However, the Company may not fire you or discriminate against you to prevent you from becoming eligible for the Plan or from obtaining a benefit or exercising your rights under ERISA.

     D.        BENEFIT INSURANCE.

               Your benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation since the law does not require termination insurance for this type of Plan.

     E.        CLAIMS PROCEDURE.

               If you feel you are entitled to a benefit under the Plan, mail or deliver your written claim to the Plan Administrator. The Plan Administrator will notify you, your beneficiary, or authorized representative of the action taken within 60 days of receipt of the claim. If you believe that you are improperly denied a benefit in full or in part, the Company must give you a written explanation of the reason for the denial. If the Company denies your claim, you may, within 60 days after receiving the denial, submit a written request asking the Company to review your claim for benefits. Any such request should be accompanied by documents or records in support of your appeal. You, your beneficiary, or your authorized representative may review pertinent documents and submit issues and comments in writing. If you get no satisfaction from the Company, you have the right to request assistance from the U.S. Department of Labor or you can file suit in a state or federal court. Service of legal process may be made upon the Plan Trustee or the Plan Administrator. If you are successful in your lawsuit, the court may require the Company to pay your legal costs, including your attorney's fees. If you lose, and the court finds that your claim is frivolous, you may be required to pay the Company's legal fees.

     F.        Assignment.

               Your rights and benefits under this Plan cannot be assigned, sold, transferred or pledged by you or reached by your creditors (subject to state law) or anyone else except under a Qualified Domestic Relations Order (QDRO). A QDRO is a court order issued under state domestic relations law relating to divorce, legal separation, custody or support proceedings. The QDRO recognizes the right of someone other than you to receive your Plan benefits. You will be notified if a QDRO relating to your Plan benefits is received. Finally, receipt of a QDRO will allow for an earlier than normal distribution to the persons other than the Participant listed in the order.

     G.        Questions.

               If you have any questions about this statement of your rights under ERISA, please contact the Company or the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.

     H.        Conflicts With Plan.

               This booklet is not the Plan document, but only a Summary Plan Description of its principal provisions and not every limitation or detail of the Plan is included. Every attempt has been made to provide concise and accurate information. However, if there is a discrepancy between this booklet and the official Plan document, the Plan document shall prevail.

                            ADOPTION AGREEMENT FOR
                         THE ADVEST, INC. 401(K) PLAN
                    NON-STANDARDIZED 401(K) PROFIT SHARING
                                PLAN AND TRUST


     The undersigned Employer adopts the Advest, Inc. Non-Standardized 401(k) Profit Sharing Plan for those Employees who shall qualify as Participants hereunder, to be known as the

A1       First International Bancorp, Inc. 401(k) Plan
             (Enter Plan Name)

It shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

B1   Name of Employer:  First International Bancorp, Inc.

B2   Address:  1 Commercial Plaza
               Hartford, CT 06103

     Telephone:  (860) 727-0700

B3   Employer Identification Number: 06-1151731

B4   Date Business Commenced: 1955

B5   TYPE OF ENTITY

     a.       S Corporation
     b.       Professional Service Corporation
     c. (X)   Corporation
     d.       Sole Proprietorship
     e.       Partnership
     f.       Other

     AND, is the Employer a member of ...

          g.  a controlled group?    (X)  Yes   ( )  No
          h.  an affiliated service group?    ( )  Yes    (X)  No

          Copyright 1992-N Advest, Inc.

B6   NAME(S) OF TRUSTEE(S)       Advest Bank

B7   TRUSTEES' ADDRESS           280 Trumbull Street
                                 Hartford, CT 06103

B8   LOCATION OF EMPLOYER'S PRINCIPAL OFFICE:

     a. (X) State        b. ( )  Commonwealth of Connecticut and this Plan and
                                 Trust shall be governed under the same.

B9 EMPLOYER FISCAL YEAR means the 12 consecutive month period commencing on January 1 and ending on December 31.

     PLAN INFORMATION

C1   EFFECTIVE DATE

     This Adoption Agreement of the Advest, Inc. Nonstandardized 401(k) Profit Sharing Plan and Trust shall:

     a. establish a new Plan and Trust effective as of _____________ (hereinafter called the "Effective Date").

     b. (X) constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of the Employer which was effective ______________ October 1, 1990 (hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is January 1, 1996. - (For TRA 1986 amendments, enter the first day of the first Plan Year beginning in 1989).

C2   PLAN YEAR means the 12 consecutive month period:

     Commencing on a. January 1 (e.g., January 1st) and ending on
     b. December 31.

     IS THERE A SHORT PLAN YEAR?
     c. (X)  No
     d. ( )  Yes, beginning ____________ and ending ______________.

C3   ANNIVERSARY DATE of Plan (Annual Valuation Date)

     a.  December 31

C4   PLAN NUMBER assigned by the Employer (select one)

     a. ( ) 001  b.(X) 002  c.( ) 003   d.( ) Other

C5 NAME OF PLAN ADMINISTRATOR (Document provides for the Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)

     a.  Employer (Use Employer Address)

     b.  Name:
         Address:
         Telephone:
         Administrator's I.D. Number:   -

C6   PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS

     a. (X)  Employer (Use Employer Address)
     b.      Name
             Address

     ELIGIBILITY, VESTING AND RETIREMENT AGE

D1   ELIGIBLE EMPLOYEES (Plan Section 1.15) shall mean:

     a. ( ) all Employees who have satisfied the eligibility requirements.
     b. (X) all Employees who have satisfied the eligibility requirements except those checked below:
         1.  ( ) Employees paid by commission only.
         2.  ( ) Employees hourly paid.
         3.  ( ) Employees paid by salary.
         4. (X) Employees whose employment is governed by a collective bargaining agreement between the Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.
         5.  ( ) Highly Compensated Employees.
         6. (X) Employees who are nonresident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3))
         7.  ( ) Other:

     NOTE: For purposes of this section, the term Employee shall include all Employees of this Employer, any Affiliated Employer, and any leased employees deemed to be Employees under Code Section 414(n) or 414(o).

D2   EMPLOYEES OF AFFILIATED EMPLOYERS (Plan Section 1.16)

     Employees of Affiliated Employers:

     a. ( ) will not or N/A
     b. (X) will be treated as Employees of the Employer adopting the Plan.

NOTE: If D2b is elected, each Affiliated Employer should execute this Adoption Agreement as a participating Employer.

D3 HOURS OF SERVICE (Plan Section 1.31) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

     a. (X) On the basis of actual hours for which an Employee is paid or entitled to payment.
     b. ( ) On the basis of days worked.  An Employee will be credited with ten
            (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.
     c. ( ) On the basis of weeks worked. An Employee will be credited with forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.
     d. ( ) On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.
     e. ( ) On the basis of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

D4 CONDITIONS OF ELIGIBILITY (Plan Section 3.1) (Check either a OR b and c, and if applicable, d)

     Any Eligible Employee will be eligible to participate in the Plan if such Eligible Employee has satisfied the service and age requirements, if any, specified below:

     a. ( ) NO AGE OR SERVICE REQUIRED.

     b. (X) SERVICE REQUIREMENT. (may not exceed 1 year)

            1. ( )   None
            2. ( )   1/2 Year of Service
            3. (X)   1 Year of Service
            4. ( )   Other:

     NOTE: If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in Months of Service, an Employee will not be required to complete any specified number of Hours of Service in a particular month.

     c. (X) AGE REQUIREMENT (may not exceed 21)

            1. (X)  N/A - No Age Requirement.
            2. ( )  20-1/2
            3. ( )  21
            4. ( )  Other:

     d.     ( )  FOR NEW PLANS ONLY - Regardless of any of the above age or service requirements, any Eligible Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.

D5   EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.2)

     An Eligible Employee shall become a Participant as of:

     a. ( ) the first day of the Plan Year in which he met the requirements.
     b. ( ) the first day of the Plan Year in which he met the requirements, if he met the requirements in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if he met the requirements in the last 6 months of the Plan Year.
     c. ( ) the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he met the requirements.
     d. ( ) the first day of the Plan Year next following the date on which he met the requirements. (Eligibility must be 1/2 Year of Service or less and age 20 1/2 or less.)
     e. (X) the first day of the month coinciding with or next following the date on which he met the requirements.

     f. ( ) other: the first day of the Plan Year, the first day of the fourth month, the first day of the seventh month or the first day of the tenth month following the day on which he met the requirements; provided that an Employee who has satisfied the maximum age and service requirements that are permissible in Section D3 above and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

D6   VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4(b))

     The vesting schedule, based on number of Years of Service, shall be as follows:

     a. (X) 100% upon entering Plan. (Required if eligibility requirement is greater than one (1) Year of Service.) This provision applies only to account balances transferred from the Financial Institutions Thrift Plan

     b. ( )    0-2 years      0%  c. ( )    0-4 years           0%
                 3 years    100%              5 years         100%

     d. ( )    0-1 year       0%  e. ( )      1 year           25%
                 2 years     20%              2 years          50%
                 3 years     40%              3 years          75%
                 4 years     60%              4 years         100%
                 5 years     80%
                 6 years    100%

     f. (X)      1 year      20%  g. ( )    0-2 years           0%
                 2 years     40%              3 years          20%
                 3 years     60%              4 years          40%
                 4 years     80%              5 years          60%
                 5 years    100%              6 years          80%
                                              7 years         100%

     h. ( ) Other - Must be at least as liberal as either c or g above.

          Years of Service ____________ Percentage

D7 FOR AMENDED PLANS (Plan Section 6.4(f)) If the vesting schedule has been amended to a less favorable schedule, enter the preamended schedule below:

        a. (X) Vesting schedule has not been amended or amended schedule is more favorable in all years.

        b. ( ) Years of Service Percentage

D8 TOP HEAVY VESTING (Plan Section 6.4(c)) If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code Section 416 and/or before the Plan became a Top Heavy Plan.

     a.  (X)  (A schedule more favorable than D6a, b,e or f was selected)

     b.        0-1 years      0%    c.  0-2 years        0%
                 2 years     20%          3 years      100%
                 3 years     40%
                 4 years     60%
                 5 years     80%
                 6 years    100%

     NOTE: This section does not apply to the Account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

D9 VESTING (Plan Section 6.4(h)) In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be
     EXCLUDED:

     a. Service prior to the Effective Date of the Plan or a predecessor plan.
     b. (X) N/A.
     c.     Service prior to the time an Employee attained age 18.
     d. (X) N/A.

D10  PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER

     a.   No.
     b. (X) Yes: Years of Service with First Regional Bancorp, Inc., First National Bank of Connecticut or First Regional Investcorp, Inc. shall be recognized for the purpose of this Plan.

     NOTE: If the predecessor Employer maintained this qualified Plan, then Years of Service with such predecessor Employer shall be recognized pursuant to Section 1.74 and b. must be marked.

D11  NORMAL RETIREMENT AGE ("NRA")  (Plan Section 1.42) means:

     a.  (X) the date a Participant attains his 65th birthday. (not to exceed
             65th)
     b. the later of the date a Participant attains his 65th birthday (not to exceed 65th) or the
     c. 5th (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.

D12  NORMAL RETIREMENT DATE (Plan Section 1.43) shall commence:

         a.  as of the Participant's "NRA".

               OR (must select b. or c. AND 1. or 2.)

         b.  (X)  as of the first day of the month ...
         c.       as of the Anniversary Date ...

              1.  (X) coinciding with or next following the Participant's "NRA".
              2.      nearest the Participant's "NRA".

D13  EARLY RETIREMENT DATE (Plan Section 1.12) means the:

         a.  (X)  No Early Retirement provision provided.
         b.       date on which a Participant ...
         c. first day of the month coinciding with or next following the date on which a Participant ...
         d. Anniversary Date coinciding with or next following the date on which a Participant ...

         AND, if b, c or d was selected ...

              1.  attains his _______ birthday and has
              2.  completed at least ________ Years of Service.

CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

E1   a.   COMPENSATION (Plan Section 1.9) with respect to any Participant means:

          1.     415 Compensation.
          2. (X) Compensation reportable as wages on Form W-2.

     b.   COMPENSATION shall be

          1.   (X)  actually paid (must be selected if Plan is integrated)
          2.   accrued

     c. HOWEVER, for non-intregated plans, Compensation shall exclude (select all that apply):

          1.   ( )  N/A. No exclusions.
          2.   ( )  overtime.
          3.   (X)  bonuses.
          4.   ( )  commissions.
          5.   (X)  other: taxable fringe benefits or moving expenses

       d.    FOR PURPOSES OF THIS SECTION E1, Compensation shall be based on:

          1.   (X)  the Plan Year.
          2.        the Fiscal Year coinciding with or ending within the Plan
                    Year.
          3.        the Calendar Year coinciding with or ending within the Plan
                    Year.

    NOTE:     The Limitation Year shall be the same as the year on which
Compensation is based.

    e. HOWEVER, for an Employee's first year of participation, Compensation shall be recognized as of:

          1.   ( )  the first day of the Plan Year.
          2.   (X)  the date the Participant entered the Plan.

    f. IN ADDITION, COMPENSATION and 414(s) Compensation 1. (x) shall 2. ( ) shall not include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b).

E2   SALARY REDUCTION ARRANGEMENT ELECTIVE CONTRIBUTION
    (Plan Section 4.2) Each Employee may elect to have his Compensation reduced by:

     a.          %
     b.          up to         %
     c.  (X)     from 1% to 15%
     d.          up to the maximum percentage allowable not to exceed the limits of Code Sections 401(k), 404 and 415.
     AND...

     e. A Participant may elect to commence salary reductions as of the beginning of each month (ENTER AT LEAST ONE DATE OR PERIOD). A Participant may modify the amount of salary reductions as of the beginning of each month (ENTER AT LEAST ONE DATE OR PERIOD).

     AND...

           Shall cash bonuses paid within 2-1/2 months after the end of the Plan Year be subject to the salary reduction election?

           f.       Yes
           g.   (X) No

E3   FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION

             (Plan Section 4.1(b))

    a.    N/A. There shall be no matching contributions.
    b.    (X)  The Employer shall make matching contributions equal to 75% (e.g.
               50%) of the Participant's salary reductions.
    c. The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of the Participant's salary reductions.
    d. The Employer shall make matching contributions equal to the sum of % of the portion of the Participant's salary reduction which does not exceed % of the Participant's Compensation plus % of the portion of the Participant's salary reduction which exceeds % of the Participant's Compensation, but does not exceed % of the Participant's Compensation.
    e. The Employer shall make matching contributions equal to the percentage determined under the following schedule:

                   Participant's Total             Matching Percentage
                   Years of Service

      FOR PLANS WITH MATCHING CONTRIBUTIONS

    f. Matching contributions g. ( ) shall h. (X) shall not be used in satisfying the deferral percentage tests. (If used, full vesting and restrictions on withdrawals will apply and the match will be deemed to be an Elective Contribution).

         For Plan Years beginning prior to 1990, a Year of Service i. ( ) shall

    j. ( ) shall not be required in order to share in the matching contributions.

         For Plan Years beginning after 1989, a Year of Service shall not be required in order to share in the matching contributions.


    k. (X) In determining matching contributions, only salary reductions up to 6% of a Participant's Compensation will be matched.

    l.   ( ) N/A

    m. The matching contribution made on behalf of a Participant for any Plan Year shall not exceed $ .

    n.   (X) N/A

    n.   (X) matching contributions shall be made on behalf of
           1.  (X) all Participants.
           2.  only Non-Highly Compensated Employees

E4 WILL A DISCRETIONARY EMPLOYER CONTRIBUTION BE PROVIDED (OTHER THAN A DISCRETIONARY MATCHING OR QUALIFIED NON-ELECTIVE CONTRIBUTION) (Plan Section 4.1)?

    a.   No.
    b. Yes, the Employer may make a discretionary contribution out of its current or accumulated Net Profit.
    c. (X) Yes, the Employer may make a discretionary contribution which is not limited to its current or accumulated Net Profit.

    IF YES (b. or c. is selected above), the Employer's discretionary contribution shall be allocated as follows:

    d.   FOR A NON-INTEGRATED PLAN

    The Employer discretionary contribution for the Plan Year shall be allocated in the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants.

    e.   (X)  FOR AN INTEGRATED PLAN

    The Employer discretionary contribution for the Plan Year shall be allocated in accordance with Plan Section 4.4(b)(3) based on a Participant's Compensation in excess of:

         f.   (X)  The Taxable Wage Base.
         g.   ( )  The greater of $10,000 or 20% of the Taxable Wage Base.
         h.   ( )  % of the Taxable Wage Base.  (See Note below)
         i.   ( )  $                    (see Note below)

    NOTE:   The integration percentage of 5.7% shall be reduced to:

              1. 4.3% if h. or i. above is more than 20% and less than or equal to 80% of the Taxable Wage Base.
              2. 5.4% if h. or i. above is less than 100% and more than 80% of the Taxable Wage Base.

    E5  QUALIFIED NON-ELECTIVE CONTRIBUTIONS (Plan Section 4.1)


         a. ( ) N/A. There shall be no in Sections 4.6 Qualified Non-Elective and 4.8. Contributions except as provided
         b. ( ) The Employer shall make a Qualified Non-Elective Contribution equal to % of the total Compensation of all Participants eligible to share in the allocations.
         c. (X) The Employer may make a Qualified Non-Elective Contribution in an amount to be determined by the Employer.

    E6  FORFEITURES (Plan Section 4.4(e))

         a. Forfeitures of contributions other than matching contributions shall be...

              1.  ( ) added to the Employer's contribution under the Plan.
              2. (X) allocated to all Participants eligible to share in the allocations in the same proportion that each Participant's Compensation for the year bears to the Compensation of all Participants for such year.

         b.   Forfeitures of matching contributions shall be ...

              1.  ( ) N/A.  No matching contributions or match is fully vested.
              2.  (X) used to reduce the Employer's matching contribution.
              3.  ( ) allocated to all Participants eligible to share in the allocations in proportion to each such Participant's Compensation for the year.
              4.  ( ) allocated to all Non-Highly Compensated Employees eligible to share in the allocations in proportion to each such Participant's Compensation for the year.

E7 ALLOCATIONS TO ACTIVE PARTICIPANTS (Plan Section 4.4) With respect to Plan
    Years beginning after 1989, a Participant...

    a.   (X) shall (Plan may become discriminatory)

    b. shall not be required to complete a Year of Service to share in any Non-Elective Contributions (other than matching contributions) or Qualified Non-Elective Contributions. For Plan Years beginning before 1990, the Plan provides that a Participant must complete a Year of Service to share in the allocations.

E8 ALLOCATIONS TO TERMINATED PARTICIPANTS (Plan Section 4.4(1))

    Any Participant who terminated employment during the Plan Year (i.e., not actively employed on the last day of the Plan Year) for reasons other than death, Total and Permanent Disability or retirement:

    a. With respect to Employer Non-Elective Contributions (other than matching), Qualified Non-Elective Contributions, and Forfeitures:

      1. For Plan Years beginning after 1989,

         i.   ( )  N/A, Plan does not provide for such contributions.
         ii. ( ) shall share in the allocations provided such Participant completed more than 500 Hours of Service.
         iii. ( ) shall share in such allocations provided such Participant completed a Year of Service.
         iv. (X) shall not share in such allocations, regardless of Hours of Service.

      2. For Plan Years beginning before 1990,

         i. (X) N/A, new Plan, or same as for Plan years beginning after 1989.
         ii. ( ) shall share in such allocations provided such Participant completed a Year of Service.
         iii. ( ) shall not share in such allocations, regardless of hours of Service.

     NOTE: If a.1.iii or iv is selected, the Plan could violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410.

    b.  With respect to the allocation of Employer Matching contributions, a
        Participant:

      1. For Plan Years beginning after 1989,

         i.   ( )  N/A, Plan does not provide for matching contributions.
         ii. (X) shall share in the allocations, regardless of Hours of Service.
         iii. ( ) shall share in the allocations provided such Participant completed more than 500 Hours of Service.
         iv. ( ) shall share in the allocations provided such Participant completed more than 500 Hours of Service.
         v. ( ) shall not share in such allocations, regardless of Hours of Service.

      2. For Plan Years beginning before 1990,

         i.   (X)  N/A, new Plan, or same as years beginning after 1989.
         ii. ( ) shall share in the allocations, regardless of Hours of Service.
         iii. ( ) shall share in such allocations provided such Participant completed a Year of Service.
         iv. ( ) shall not share in such allocations, regardless of Hours of Service.

     NOTE: If b.1.iv or v is selected, the Plan could violate minimum participation and coverage requirements under Code Section 401(a)(26) and 410.

E9   ALLOCATIONS OF EARNINGS (Plan Section 4.4(c))

    Allocations of earnings with respect to amounts contributed to the Plan after the previous Anniversary Date or other valuation date shall be determined...

    a.   ( )  by using a weighted average.
    b. ( ) by treating one-half of all such contributions as being a part of the Participant's nonsegregated account balance as of the previous Anniversary Date or valuation date.
    c.   ( )  by using the method specified in Section 4.4(c).
    d.   (X)  other


E10  LIMITATIONS ON ALLOCATIONS (Plan Section 4.9)

    a. If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, or if the Employer maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(1)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan:

         1.  (X) N/A.

           2. The provisions of Section 4.9(b) of the Plan will apply as if the other plan were a Master or Prototype Plan.
           3. Provide the method under which the Plans will limit total Annual Additions to the maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

      b. If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

         1.  (X)   N/A.
         2. In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit fraction and the Defined Contribution Fraction to exceed
             1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the limitation year would cause the
             1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4.9(a)(4) of the Plan.
         3.  Provide the method under which the Plans involved will satisfy the
             1.0 limitation in a manner that precludes Employer discretion.

E11  DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h))
     Distributions upon the death of a Participant prior to receiving any benefits shall ...

    a. (X) be made pursuant to the election of the Participant or beneficiary.
    b. begin within 1 year of death for a designated beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant's spouse, begin within the time the Participant would have attained age 70 1/2.
    c.     be made within 5 years of death for all beneficiaries.
    d.     other

El2 LIFE EXPECTANCIES (Plan Section 6.5(f)) for minimum distributions required pursuant to Code Section 401(a)(9) shall ...

    a. (X) be recalculated at the Participant's election.
    b.     be recalculated.
    c.     not be recalculated.

E13  CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION
Distributions upon termination of employment pursuant to Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied:

    a. (X) N/A.  Immediate Distributions may be made at Participant's election.
    b. ( ) The Participant has incurred 1-Year Break(s) in Service.
    c. ( ) The Participant has reached his or her Early or Normal Retirement
           Age.
    d. ( ) Distributions may be made at the Participant's election on or after the Anniversary Date following termination of employment.
    e. ( ) Other

E14 FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6) Distributions under the Plan may be made...

    a.   1.  ( )  in lump sums.
         2.  (X)  in lump sums or installments.

    b.   AND, pursuant to Plan Section 6.13,

         1.  (X)  no annuities are allowed (avoids Joint and Survivor rules).
         2.       annuities are allowed (Plan Section 6.13 shall not apply).

    NOTE:   b.1. above may not be elected if this is an amendment to a plan which permitted annuities as a form of distribution or if this Plan has accepted a plan to plan transfer of assets from a plan which permitted annuities as a form of distribution.

    c.   AND may be made in...
         1.       cash only (except for insurance or annuity contracts).
         2.  (X)  cash or property.

     TOP HEAVY REQUIREMENTS

Fl   TOP HEAVY DUPLICATIONS (Plan Section  4.4(i)):  When a Non-Key Employee is
a Participant in this Plan and a Defined Benefit Plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

    a.   (X) The Employer does not maintain a Defined Benefit Plan.
    b. ( ) A minimum, non-integrated contribution of 5% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.4(i). (The Defined Benefit and Defined Contribution Fractions will be computed using 100% if this choice is selected.)
    c. A minimum, non-integrated contribution of 7-1/2% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.4(i). (If this choice is selected, the Defined Benefit and Defined Contribution Fractions will be computed using 125% for all Plan Years in which the Plan is Top Heavy, but not Super Top Heavy.)

    d. Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

F2   PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2) for Top Heavy purposes where the Employer maintains a Defined Benefit Plan in addition to this Plan, shall be based on ...

    a.   (X)  N/A.  The Employer does not maintain a defined benefit plan.
    b.        Interest Rate:
              Mortality Table:

F3   TOP HEAVY DUPLICATIONS: Employer maintaining two (2) or more Defined
Contribution Plans (other than paired plans).

    a.   (X)   N/A.
    b. A minimum, non-integrated contribution of 3% of each Non-Key Employee's total Compensation shall be provided in the Money Purchase Plan (or other plan subject to Code Section 412), where the Employer maintains two (2) or more non-paired Defined Contribution Plans.
    c. Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

      MISCELLANEOUS

G1   LOANS TO PARTICIPANTS (Plan Section 7.4)

    a.   (X)  Yes, loans may be made up to $50,000 or 1/2 Vested interest.
    b.        No, loans may not be made.

    If  YES,  (check all that apply) ...

    c.   (X)  loans shall be treated as a Directed Investment.
    d.   loans shall only be made for hardship or financial necessity.
    e.   (X)  the minimum loan shall be $1,000.
    f. $10,000 de minimis loans may be made regardless of Vested interest. (If selected, plan may need security in addition to Vested interest)



  NOTE: Department of Labor Regulations require the adoption of a separate written loan program setting forth the requirements outlined in Plan
          Section 7.4.

G2   DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.13) are permitted for the interest in any one or more accounts.

    a.   (X)  Yes, regardless of the Participant's Vested interest in the Plan.
    b. ( ) Yes, but only with respect to the Participant's Vested interest in the Plan.
    c.   ( )  Yes, but only  with  respect to those accounts which are 100%
              Vested.
    d.   ( )  No directed investments are permitted.

G3   TRANSFERS  FROM QUALIFIED PLANS (Plan Section 4.11)

    a. (X) Yes, transfers from qualified plans (and rollovers) will be allowed.
    b. ( ) No, transfers from qualified plans (and rollovers) will not be allowed.

    AND,  transfers shall be permitted...

    c.   (X)  from any Employee, even if not a Participant.
    d.   ( )  from Participants only.

G4   EMPLOYEES' VOLUNTARY CONTRIBUTIONS (Plan Section 4.12)

    a.   ( )  Yes, Voluntary Contributions are allowed subject to the limits of
              Section 4.7.
    b.   (X)  No, Voluntary Contributions will not be allowed.

     NOTE: TRA 1986 subjects voluntary contributions to strict discrimination rules.

G5   HARDSHIP DISTRIBUTIONS (Plan Section 6.11)

    a.       Yes, from any accounts which are 100% Vested.
    b.   (X) Yes, from Participant's Elective Account only.
    c.       Yes, but limited to the Participant's Account only.
    d.       No.

     NOTE: Distributions from a Participant's Elective Account are limited to the portion of such account attributable to such Participant's Deferred Compensation and earnings attributable thereto up to December 31, 1988. Also hardship distributions are not permitted from a Participant's Qualified Non-Elective Account.

G6   PRERETIREMENT DISTRIBUTION (Plan Section 6.10)

         a. (X) If a Participant has reached the age of 59-1/2, distributions may be made, at the Participant's election, from any accounts which are 100% Vested without requiring the Participant to terminate employment.

         b.  No preretirement distribution may be made.

     NOTE: Distributions from a Participant's Elective Account and Qualified Non-Elective Account are not permitted prior to age 59 1/2.

     The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

     This Adoption Agreement may be used only in conjunction with basic Plan document #03. This Adoption Agreement and the basic Plan document shall together be known as Advest, Inc. Non-Standardized 401(k) Profit Sharing Plan #-03-001.

     The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

     Advest, Inc. will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by Advest, Inc. or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify Advest, Inc. of any change in address.

     IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on this 26st day of January, 1996. Furthermore, this Plan may not be used unless acknowledged by Advest, Inc. or its authorized representative.

     EMPLOYER:

     First International Bancorp, Inc.

     By:

                                    Leslie A. Galbraith


     PARTICIPATING EMPLOYER:

     First National Bank of New England
         (enter name)


     By:

     This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of Advest, Inc. has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.


     Advest, Inc.


     By:


     With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or, write (this information must be completed by the sponsor of this Plan or its designated representative):

     Name      Leslie A. Galbraith

     Address   1 Commercial Plaza
               Hartford, CT 06103
               Telephone (860) 727-0700